UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Stabilis Solutions, Inc.
(Exact name of registrant as specified in its charter)

Florida	59-3410234
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11750 Katy Freeway, Suite 900 Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	The Nasdaq Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):
Securities registered pursuant to Section 12(g) of the Act:

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
The Registrant hereby incorporates by reference the description of its common stock, par value $0.001, to be registered hereunder contained under the heading “Description of Capital Stock” in the Registrant’s Post- Effective Amendment filed on March 27, 2020 to the Registration Statement on Form S-1 (File No. 333-233704), as originally filed with the Securities and Exchange Commission (the “Commission”) on February 1, 2012, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Post-Effective Amendment filed separately by the Registrant with the Commission on April 3, 2020 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.
The Registrant’s common stock to be registered hereunder has been approved for listing on The Nasdaq Stock Market LLC under the symbol “SLNG.”

Item 2. Exhibits.
In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended.
SIGNATURE
Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STABILIS SOLUTIONS, INC.
By: /s/James Reddinger
James Reddinger
President and Chief Executive Officer

Date: April 26, 2021